UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                   MAY 4, 2005


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

               0-13368                            37-1103704
       (Commission File Number)        (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
                         (Registrant's Telephone Number,
                              including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on May 4, 2005, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of March 31, 2005.



Item 9.01.   Financial Statements and Exhibits

(a)      None required
(b)      None required
(c)      Exhibits

        Exhibit 99 - Quarterly shareholder report as of and for the period ending March 31, 2005

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: May 4, 2005                      By: /s/  William S. Rowland

                                        William S. Rowland
                                        President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
 99             Quarterly shareholder report issued May 4, 2005

                                                                     Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]

First Mid-Illinois Bancshares, Inc. had a successful first quarter with diluted earnings per share increasing to $.54 per share as compared to $.51 per share for the first quarter of 2004, a 6% increase. Net income increased to $2,435,000 as compared to $2,389,000 in the first quarter of 2004. All share and per share information for prior periods presented in this report have been adjusted to reflect the three-for-two stock split in the form of a 50% stock dividend completed in July 2004.

Higher non-interest income was the primary factor in earnings growth. Non-interest income increased to $3,176,000 as compared to $2,898,000 for the first quarter of 2004. As a result of new business underwritten through The Checkley Agency, Inc. and decreased policy claims, insurance commissions were $81,000 greater than the first quarter of 2004. Also, we sold securities that resulted in a gain of $173,000 during the quarter as market opportunities and investment portfolio liquidity factored in the decision to sell. In addition, increased residential mortgage originations and greater refinance activity as a result of lower long-term interest rates than the first quarter of last year led to mortgage banking revenues increasing by $59,000 from the first three months of 2004.

Net interest income also increased to $7,075,000 as compared to $7,040,000 for the first quarter of 2004. This was the result of higher loan and deposit balances than the first quarter of last year. Loan balances on March 31, 2005 were $593 million as compared to $551 million on March 31, 2004. Deposit balances increased to $638 million from $624 million last March. Since December 31, 2004, loan balances have declined as a result of seasonal paydowns on agricultural loans and deposits have declined primarily as a result of the maturity of brokered CDs that were not replaced. The Company's year-to-date net interest margin was 3.76% on a tax-equivalent basis compared with 3.93% for the first quarter of last year as increases in short-term interest rates led to greater funding costs. It is important to note the Company did recover $85,000 in interest during the first quarter of 2004 that enhanced the previous year's net interest margin.

Our provision for loan losses amounted to $187,000 for the first three months of 2005, which was the same amount as the first quarter of 2004. Net charge-offs declined to $71,000 in the first quarter of 2005 compared to $113,000 for the same period last year. Non-performing loans were $3.7 million on March 31, 2005 as compared with $3.3 million on March 31, 2004.

Non-interest expenses increased by $138,000 compared to the first quarter of 2004 as a result of increased costs incurred with the opening of a new banking facility and professional fees incurred in complying with the requirements of the Sarbanes-Oxley Act of 2002.

First Mid opened its twenty-fifth banking location in the first quarter. The new full-service facility is located at the corner of Broadway and Cypress Street in Highland and provides customers a downtown location in addition to the existing facility on Route 143. We have grown loans and deposits substantially since entering the community in 2001 and are pleased to now offer our customers the convenience of two Highland locations.

In April, our Company celebrated 140 years of providing financial services to the people of Illinois. As you can imagine, we have overcome many economic, governmental, and societal changes over the past 140 years. One thing that has remained clear is our focus on retaining the trust and confidence of our shareholders, our customers, our communities, and our employees. Together, we have built an outstanding organization.

Our 2005 annual meeting of stockholders will be held at 4:00 p.m. on May 25, 2005 in the main lobby of First Mid-Illinois Bank & Trust, N.A., 1515 Charleston Avenue, Mattoon, Illinois. All shareholders are invited to attend. On behalf of the Board, management and entire staff of the Company, I thank you for your continued support and look forward to visiting with as many of you as possible at the annual meeting.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

May 4, 2005





                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454

                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          Mar 31,        Dec 31,
--------------------------------------------------------------------------------
                                                            2005           2004
Assets
Cash and due from banks                                  $16,410        $19,119
Federal funds sold and other interest-bearing deposits    12,116          4,435
Investment securities:
 Available-for-sale, at fair value                       167,101        168,821
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,475 and $1,598 at March 31, 2005
  and December 31, 2004, respectively)                     1,432          1,552
Loans                                                    593,297        597,508
Less allowance for loan losses                            (4,737)        (4,621)
--------------------------------------------------------------------------------
  Net loans                                              588,560        592,887
Premises and equipment, net                               15,115         15,227
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     3,204          3,346
Other assets                                              10,714         12,117
--------------------------------------------------------------------------------
  Total assets                                          $823,686       $826,538
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $84,738        $85,524
  Interest bearing                                       552,897        564,716
--------------------------------------------------------------------------------
    Total deposits                                       637,635        650,240
Repurchase agreements with customers                      65,715         59,835
Junior subordinated debentures                            10,310         10,310
Other borrowings                                          34,700         29,900
Other liabilities                                          5,490          7,189
--------------------------------------------------------------------------------
  Total liabilities                                      753,850        757,474
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,604,073 shares
   in 2005 and 5,578,897 shares in 2004)                  22,416         22,316
Additional paid-in capital                                18,522         17,845
Retained earnings                                         55,697         53,113
Deferred compensation                                      2,332          2,260
Accumulated other comprehensive income                     (361)            623
Treasury stock at cost, 1,160,875 shares in
   2005 and 1,121,546 shares in 2004                     (28,770)       (27,093)
--------------------------------------------------------------------------------
  Total stockholders' equity                              69,836         69,064
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $823,686       $826,538
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the year ended March 31,                                    2005        2004
Interest income:
Interest and fees on loans                                   $ 8,782    $ 8,167
Interest on investment securities                              1,563      1,515
Interest on federal funds sold and other                          79         45
--------------------------------------------------------------------------------
    Total interest income                                     10,424      4,727
Interest expense:
Interest on deposits                                           2,515      2,138
Interest on repurchase agreements with customers                 283         72
Interest on subordinated debt                                    140         37
Interest on other borrowings                                     411        440
--------------------------------------------------------------------------------
    Total interest expense                                     3,349      2,687
--------------------------------------------------------------------------------
Net interest income                                            7,075      7,040
Provision for loan losses                                        187        187
--------------------------------------------------------------------------------
Net interest income after provision for loan losses            6,888      6,853
Non-interest income:
Trust revenues                                                   636        616
Brokerage commissions                                             97        110
Insurance commissions                                            511        430
Service charges                                                1,034      1,124
Securities gains, net                                            173          -
Mortgage banking revenues                                        153         94
Other                                                            572        524
--------------------------------------------------------------------------------
  Total non-interest income                                    3,176      2,898
Non-interest expense:
Salaries and employee benefits                                 3,474      3,338
Net occupancy and equipment expense                            1,036      1,073
Amortization of intangible assets                                142        175
Other                                                          1,654      1,582
--------------------------------------------------------------------------------
  Total non-interest expense                                   6,306      6,168
--------------------------------------------------------------------------------
Income before income taxes                                     3,758      3,583
Income taxes                                                   1,323      1,194
--------------------------------------------------------------------------------
Net income                                                    $2,435     $2,389
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the year ended March 31,                                    2005       2004
Basic earnings per share                                       $0.55      $0.52
Diluted earnings per share                                     $0.54      $0.51
Book value per share at March 31                              $15.72     $14.78
Market price of stock at March 31                             $40.15     $32.00

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the year ended March 31,                                    2005       2004
Balance at beginning of period                               $69,154    $70,595
Net income                                                     2,435      9,751
Dividends on stock                                                 -     (2,023)
Issuance of stock                                                711      2,050
Purchase of treasury stock                                    (1,566)   (10,365)
Deferred compensation adjustment                                  87        104
Changes in accumulated other comprehensive
   income (loss)                                                (985)      (958)
--------------------------------------------------------------------------------
Balance at end of period                                     $69,836    $69,154
================================================================================